UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________
FORM 8-K/A
________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 1, 2026
Richmond Mutual Bancorporation, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-38956	36-4926041
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

31 North 9th Street, Richmond, Indiana	47374
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (765) 962-2581
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RMBI	The NASDAQ Stock Market LLC
Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

EXPLANATORY NOTE

Richmond Mutual Bancorporation (the “Corporation”) is filing this Amendment No. 1 on Form 8-K/A (the “Amendment”) to amend its Form 8-K, originally filed with the U.S. Securities and Exchange Commission on July 1, 2026 (the “Original 8-K”), for the sole purpose of supplementing Item 5.02 of the Original 8-K to include additional disclosure regarding Board committee assignments. No other revisions have been made to the Original 8-K, and other than as mentioned in the foregoing sentence, this Amendment does not amend, update, or change any other items or disclosures contained in the Original 8-K.

ITEM 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously reported in the Original 8-K, in connection with the completion of the Corporation’s merger with The Farmers Bancorp on July 1, 2026, Christopher D. Cook, Thomas D. Crawford, Barbara A. Cutillo, Daniel J. Lahrman, and James D. Moore were appointed to the Board of Directors. On July 15, 2026, the Board appointed Ms. Cutillo and Messrs. Crawford and Moore to the Audit Committee of the Board of Directors, Ms. Cutillo and Messrs. Crawford and Lahrman to the Compensation Committee of the Board of Directors, and Messrs. Moore and Lahrman to the Corporate Governance and Nominating Committee of the Board of Directors.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

RICHMOND MUTUAL BANCORPORATION, INC.

Date: July 17, 2026	By:	/s/Christopher D. Cook
Christopher D. Cook
President